UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2019

HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.07      Submission of Matters to a Vote of Security Holders.
On April 4, 2019, Harris Corporation (“Harris”) held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive joint proxy statement/prospectus that it filed with the U.S. Securities and Exchange Commission on February 25, 2019, in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 12, 2018, among Harris, L3 Technologies, Inc., a Delaware corporation (“L3”), and Leopard Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Harris, pursuant to which Harris and L3 have agreed, upon the terms and subject to the conditions set forth in the Merger Agreement, to effect an all-stock, merger of equals combination of their respective businesses.
As of the close of business on February 22, 2019, the record date for the Special Meeting, 117,960,884 shares of common stock of Harris, par value $1.00 per share (“Harris Common Stock”), were issued and outstanding and entitled to vote at the Special Meeting. 102,607,145 shares of Harris Common Stock were represented in person or by proxy at the Special Meeting, and, therefore, a quorum was present. Proposals 1, 2 and 3 below were approved and, although sufficient votes were received to approve Proposal 4, an adjournment of the Special Meeting was not necessary due to the approval of Proposals 1 and 2. The number of votes cast for or against, as well as abstentions and broker non-votes, if applicable, with respect to each proposal is set out below:
Proposal 1: To approve the issuance of shares of Harris Common Stock to the stockholders of L3 pursuant to the Merger Agreement (the “Harris Share Issuance Proposal”). The Harris Share Issuance Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
102,078,524	376,449	152,172	0

Proposal 2: To adopt amendments to certain provisions of the certificate of incorporation of Harris (the “Harris Charter Amendment Proposal”). The Harris Charter Amendment Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
101,983,300	359,971	263,874	0

Proposal 3: To approve, on an advisory (non-binding) basis, the executive officer compensation that will or may be paid to Harris’ named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Harris Compensation Proposal”). The Harris Compensation Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
75,561,559	26,736,560	309,026	0

Proposal 4: To approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Harris Share Issuance Proposal and the Harris Charter Amendment Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Harris stockholders (the “Harris Adjournment Proposal”). The Harris Adjournment Proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
82,157,421	20,248,677	201,047	0

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Item 8.01     Other Events.
On April 4, 2019, Harris and L3 issued a joint press release announcing the results of the Special Meeting and of the special meeting of L3 stockholders held on April 4, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

The following exhibit is filed herewith:

99.1	Press Release, issued by Harris Corporation and L3 Technologies, Inc. on April 4, 2019.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: April 4, 2019		Title:	Senior Vice President, General Counsel and Secretary

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